UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2006

GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-110906	20-0178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
660 Madison Avenue, 15th Floor, New York, New York		10021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 753-0804

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Great Wall Acquisition Corporation (the “Company”) is in the process of preparing a restatement of its audited financial statements for the year ended December 31, 2005 and its unaudited financial statements for the quarter ended March 31, 2006, and intends to file amendments to its Annual Report on Form 10-KSB for the year ended December 31, 2005 and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 that will include restated financial statements and amendments to related disclosures for the periods covered thereby.

Item 4.02 contains additional information about adjustments to the Company’s financial results, and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 10, 2006, the Company determined that it will be required to restate its previously issued financial statements for the year ended December 31, 2005, appearing in its 2005 Form 10-KSB, and its unaudited financial statements for the quarter ended March 31, 2006, appearing in its Quarterly Report on Form 10-QSB for that quarter, to record an expense of professional fees incurred but not recorded, in addition to those already recorded, for those periods. While the review process is not yet complete, the restatement is expected to (i) increase current liabilities and decrease stockholders equity by $507,000 at December 31, 2005 and $220,000 at March 31, 2006, (ii) increase net loss by $808,000, or $0.15 per share, for the year ended December 31, 2005, and (iii) result in net loss of approximately $68,000, or $(0.01) per share (as compared to net income of approimately $30,000, or $0.01 per share, as previously reported), for the quarter ended March 31, 2006.

The authorized officer of the Company has discussed with Goldstein Golub Kessler LLP, the Company’s independent registered public accounting firm (“GGK”), the matters disclosed in this Current Report on Form 8-K. In addition, on August 30, 2006, GGK notified the Company that GGK has withdrawn its opinion, included in the Company’s 2005 Form 10-KSB, covering the Company’s 2005 financial statements. The letter of withdrawal was delivered to the Company on August 30, 2006, and is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 4.02 by reference.

The Company and GGK continue to work together to complete the audit of the restated periods included in the 2005 Form 10-KSB. GGK discussed the withdrawal of its opinion with the Company’s principal accounting officer and has reviewed the matters set forth in this Current Report on Form 8-K.

On August 30, 2006, the Company issued a press release relating to the foregoing matters, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

99.1	Letter from Goldstein Golub Kessler, LLP regarding non-reliance on previously issued financial statements, dated August 30, 2006.
99.2	Press release dated August 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2006	GREAT WALL ACQUISITION CORPORATION
By: /s/ Kin Shing Li
Name: Kin Shing Li Title: Chairman of the Board, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from Goldstein Golub Kessler, LLP regarding non-reliance on previously issued financial statements, dated August 30, 2006.
99.2	Press release dated August 30, 2006.